Exhibit 99.2

AGREEMENT

AGREEMENT, dated as of April 18, 2006 (“Agreement”), by and among Cramer Rosenthal McGlynn, LLC, a Delaware limited liability company (“CRM LLC”), and Cramer Rosenthal McGlynn, Inc., a New York corporation (“CRM Inc.” and, together with CRM LLC, “CRM”), on the one hand, and Factory Card & Party Outlet Corp., a Delaware corporation (“FCPO” or the “Company”), on the other.

WHEREAS, CRM is the beneficial owner of shares of common stock, $.01 par value, of the Company (the “Common Stock”) as specified in Section 4(c) of this Agreement.

WHEREAS, CRM LLC has submitted to the Company a notice (the “Notice”) of its intention to nominate Michael Glazer and Mone Anathan (“Anathan”) to stand for election to the Company’s Board of Directors (the “Board”) at the Company’s 2006 annual meeting of stockholders (the “2006 Annual Meeting”) and to solicit proxies in support of their election (the “Proxy Contest”);

WHEREAS, the Company has determined that the interests of the Company, its stockholders and other constituencies would best be served by, and CRM LLC has determined that the interests of CRM would best be served by avoiding the substantial expense and disruption that would be expected to result from the Proxy Contest.

WHEREAS, the Company has agreed that subsequent to the execution of this Agreement, the Board will (1) appoint Anathan as a Class Three Director to fill the current vacancy on the Board in that class; (2) at the 2006 Annual Meeting, nominate Anathan for election as a member of the Board and recommend that the stockholders of the Company vote to elect Anathan as a director of the Company; (3) propose to the stockholders at the 2006 Annual Meeting the Declassification Amendment (as defined herein) and recommend that the Company’s stockholders vote in favor of such amendment; and (4) if the Declassification Amendment is approved by stockholders at the 2006 Annual Meeting, nominate Anathan at the Company’s 2007 annual meeting of stockholders (the “2007 Annual Meeting”) for re-election as a member of the Board and recommend that the stockholders of the Company vote to re-elect him as director of the Company; and

WHEREAS, CRM has agreed to, among other things, refrain from submitting any stockholder proposal or director nominations at the 2006 Annual Meeting and to vote for the election of the Company’s nominees for director at the 2006 Annual Meeting.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and representations set forth herein, intending to be legally bound hereby, the parties hereby agree as follows:

1. Board Representation.

(a) The Company and CRM agree that, promptly, but in no event longer than ten business days after the execution of this Agreement, the Board, at a duly convened meeting of directors, will take all necessary action to appoint Anathan (the “CRM Designee”) to the Board as a Class Three Director, with a term expiring at the 2006 Annual Meeting.

(b) The Board’s nominees to stand for election at the 2006 Annual Meeting are referred to herein as the “2006 Nominees”. The Company and CRM agree that the 2006 Nominees shall be (i) the CRM Designee and (ii) Richard E. George. The 2006 Nominees shall stand for election to serve on the Board for a term expiring at the Company’s 2009 Annual Meeting of stockholders (the “2009 Annual Meeting”); provided that if the Declassification Amendment is approved by stockholders at the 2006 Annual Meeting, then the term of the 2006 Nominees will end at the 2007 Annual Meeting. No other director candidates shall be nominated by or on behalf of CRM.

(c) In the event that the CRM Designee is not elected to the Board at the 2006 Annual Meeting, then the Company shall take all action necessary to appoint the CRM Designee to the Board in the class of directors with a term expiring at the 2009 Annual Meeting; provided that if the Declassification Amendment is approved by stockholders at the 2006 Annual Meeting, then the term of the CRM Designee will end at the 2007 Annual Meeting.

(d) If the Declassification Amendment is approved by stockholders at the 2006 Annual Meeting, then the Company will take all necessary action to include the CRM Designee as a nominee to stand for election as a member of the Board at the 2007 Annual Meeting and recommend that the stockholders of the Company vote to re-elect him as director of the Company.

(e) The CRM Designee will serve as a member of the Board and be governed by the same protections and obligations regarding confidentiality, conflicts of interest, fiduciary duties, trading and disclosure policies and other governance guidelines, and will enjoy the same rights, privileges, powers and duties as all other directors, and receive the same compensation and benefits as all other directors, including indemnification rights, exculpation protections associated with service on the Board and directors’ and officers’ liability insurance to the extent set forth in existing or future policies for directors generally. The CRM Designee will be reimbursed for expenses incurred in connection with Board service to the same extent and on the same basis as all other directors.

(f) Immediately following his appointment as a member of the Board, the Board shall appoint the CRM Designee as a member of the Audit Committee of the Board; provided, however, that the CRM Designee shall not be appointed to the Audit Committee of the Board if counsel to the Board advises the Board that the appointment of the CRM Designee to the Audit Committee would violate applicable law or applicable stock exchange rules or regulations.

(g) CRM, its Affiliates and Associates, and the Company, shall support and recommend that the Company’s stockholders vote for the election of each of the 2006 Nominees at the 2006 Annual Meeting, and the members of the CRM Group shall vote, and shall cause their Affiliates and Associates to vote, all Voting Securities (as such term is hereinafter defined) which they are entitled to vote at the 2006 Annual Meeting in favor of the election of each of the 2006 Nominees. CRM and its Affiliates and Associates shall not, directly or indirectly, sell, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber, or transfer or convey in any manner any voting rights with respect to, any Voting Securities beneficially owned by any of them at the time of the execution of this Agreement until after the date which is the record date fixed by the Board for determining the Company’s stockholders entitled to vote at the 2006 Annual Meeting.

(h) The Company agrees that at the 2006 Annual Meeting the Board will:

(i) submit a proposal to the Company’s stockholders recommending an amendment to the Company’s Amended and Restated Certificate of Incorporation which eliminates the classification of the Board and provides for the annual election of all directors beginning at the 2007 Annual Meeting (the “Declassification Amendment”);

(ii) cause all proxies received by the Company to be voted in the manner specified by such proxies; and

(iii) use reasonable best efforts to obtain the approval of the Declassification Amendment by the Company’s stockholders.

(i) Except in the event that the CRM Designee resigns as a member of the Board in accordance with the provisions of Section 1(j) below, if at any time prior to the Company’s 2008 annual meeting of stockholders the CRM Designee is unwilling or unable to serve or to continue to serve as a nominee or a director of the Company for any reason, then CRM may select a replacement nominee or director (the “Replacement Party”) that is reasonably acceptable to the Board. Any Replacement Party selected hereunder shall be treated as the “CRM Designee” for all purposes of this Agreement.

(j) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to appoint or nominate the CRM Designee or the Replacement Party to the Board in accordance with Section 1(a) or (h) above unless CRM LLC and/or CRM Inc. is the actual registered owner in the aggregate of at least 5% of the outstanding shares of Common Stock. If, while the CRM Designee or the Replacement Party is a member of the Board, CRM LLC and/or CRM Inc. fails to be the registered owner in the aggregate of at least 5% of the outstanding shares of Common Stock, then the CRM Designee or the Replacement Party shall immediately offer to the Board his resignation as a member of the Board. The Board in its sole discretion will determine whether or not to accept such resignation. CRM LLC shall notify the Company promptly (and in any event within three business days) in the event that, at any time, CRM LLC and/or CRM Inc. fail to be the actual registered owner in the aggregate of at least 5% of the outstanding shares of Common Stock.

(k) Notwithstanding any provision to the contrary contained in this Agreement, it shall be a condition to the appointment of the CRM Designee and any Replacement Party that such person execute and deliver to the Board an irrevocable agreement to resign from the Board at such times and under such circumstances as may be required pursuant to this Agreement.

2. Covenants of CRM.

(a) Each of CRM Inc. and CRM LLC agrees that, during the period commencing on the date of execution of this Agreement and ending on February 1, 2007, without the prior written consent of the Board as specifically expressed in a resolution adopted by a majority of the entire membership of the Board neither it, nor any of its Affiliates or Associates nor any Person acting at its direction or on their behalf, will, directly or indirectly:

(i) with respect to the Company or its Voting Securities, make, engage or in any way participate in, directly or indirectly, any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents (whether or not relating to the election or removal of directors); seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities (other than Affiliates or Associates); initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) stockholders of the Company for the approval of stockholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act, or otherwise, or cause or encourage or attempt to cause or encourage any other Person to initiate any such stockholder proposal; otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; or participate in, or take any action pursuant to, any “shareholder access” proposal which may be adopted by the SEC, whether in accordance with previously proposed Rule 14a-11 or otherwise;

(ii) acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends, stock splits, reverse stock splits or other distributions or offerings made available to holders of any Voting Securities generally), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any Voting Securities if as a result of such acquisition CRM and its respective Affiliates and Associates would beneficially own in the aggregate in excess of 9.9% of the Company’s Voting Securities; provided, however, that the CRM Designee may receive Voting Securities as compensation for his service on the Board in accordance with the Company’s policies applied to all directors;

(iii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities.;

(iv) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities;

(v) act alone or in concert with others to control or seek to control, or influence or seek to influence, the management, the Board or policies of the Company;

(vi) except as specifically and expressly set forth in this Agreement, seek, alone or in concert with others, election or appointment to or representation on, or nominate or propose the nomination of any candidate to, the Board, or seek the removal of any member of the Board;

(vii) enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with any other Person that engages, or offers or proposes to engage, in any of the foregoing;

(viii) make or disclose any statement regarding any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this Agreement or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition; or

(ix) otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

(b) Notwithstanding any other provision of this Agreement, the CRM Designee, during the term of his or her service as a director of the Company, shall not be prohibited from acting as a director and complying with his or her fiduciary duties as a director of the Company.

(c) Notwithstanding any other provision of this Agreement, (i) CRM, through its authorized representatives, may file an amendment to its Schedule 13D within ten business days after the date hereof disclosing its reasons for entering into this Agreement, including the appointment of Mone Anathan to the Board and its opinion regarding the significance of the Declassification Amendment; (ii) in the event that a Person other than CRM or its Affiliates or Associates proposes a merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transaction of or involving the Company or any of its Affiliates or Associates, CRM, through its authorized representatives, shall be entitled to make statements to the Company or the public with respect to such transaction, and (iii) consistent with the terms of this Agreement, CRM may engage in communications with other stockholders of the Company.

3. Company Covenants.

(a) The Company agrees that it will hold its 2006 Annual Meeting at such time as is determined by the Board to be prudent; provided that in no event shall the meeting be held later than September 30, 2006.

(b) The Company agrees that it will hold the 2007 Annual Meeting at such time as is determined by the Board to be prudent; provided that in no event shall the meeting be held earlier than June 30, 2007 or later than September 30, 2007.

(e) The Company and the Board agree that the Company’s proxy statement for the 2006 Annual Meeting and all other solicitation materials to be delivered to stockholders in connection with the 2006 Annual Meeting shall be prepared in accordance with, and in furtherance of, this Agreement. The Company will provide CRM with copies of any proxy materials or other solicitation materials at least three business days, in the case of proxy statements, and at least two business days, in the case of other solicitation materials, in advance of filing such materials with the Securities and Exchange Commission or disseminating the same in order to permit CRM reasonable opportunity to review and comment on such materials. CRM will provide, as promptly as reasonably practicable, all information relating to the CRM Designee or Replacement Party (and other information, if any) to the extent required under applicable law to be included in the Company’s proxy statement and any other solicitation materials to be delivered to stockholders in connection with the 2006 Annual Meeting. The proxy statement for the 2006 Annual Meeting shall contain the same type of information concerning the CRM Nominee or Replacement Party as provided for any other director nominees.

4. Representations and Warranties of CRM

(a) Each of CRM LLC and CRM Inc. hereby represents and warrants that this Agreement and the performance by it of its obligations hereunder (i) has been duly authorized, executed and delivered by it, and is a valid and binding obligation of it, enforceable against it in accordance with its terms, (ii) does not require approval by any owners or holders of any equity interest in it (except as has already been obtained), and (iii) does not and will not violate any law, any order of any court or other agency of government, its certificate of formation, certificate of incorporation or bylaws, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such agreement or instrument.

(b) Each of CRM LLC and CRM Inc. further represents and warrants that it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(c) CRM represents and warrants that, as of the date of this Agreement, it, together with its Affiliates and Associates, beneficially own an aggregate of 200,600 shares of Common Stock as set forth by beneficial owner and amount in its most recently filed Schedule 13D and such Common Stock constitutes all of the Voting Securities of the Company beneficially owned by CRM and its Affiliates and Associates.

5. Representations and Warranties of the Company.

(a) The Company hereby represents and warrants that this Agreement and the performance by the Company of its obligations hereunder (i) has been duly authorized, executed and delivered by it, and is a valid binding obligation of the Company, enforceable against the Company in accordance with its terms, (ii) does not require the approval of the stockholders of the Company, and (iii) does not and will not violate any law, any order of any court or other agency of government, the Amended and Restated Certificate of Incorporation of the Company, as amended, or the Bylaws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

(b) The Company further represents and warrants that it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

6. Press Release.

Upon execution of this Agreement, the Company and CRM LLC shall issue a joint press release substantially in the form attached hereto as Exhibit 1 with such changes as may be mutually agreed to by the Company and CRM LLC. None of the parties hereto will make any public statements other than as required by law and none of such statements shall be inconsistent with, or are otherwise contrary to, the statements in the press release; provided that CRM shall be entitled to file an amendment to its Schedule 13D as permitted by Section 2(c).

7. No Admission.

This Agreement constitutes a compromise and settlement entered into by each party hereto without any admission of liability to the others, but solely for the purpose of avoiding litigation, uncertainty, controversy, and legal expense. Nothing contained herein shall constitute or be taken or construed to be an admission by any party or as evidencing or indicating the truth or correctness of any allegations, claims or defenses asserted by any party.

8. Specific Performance.

The Company and CRM acknowledge and agree that the other party would be irreparably injured by a breach of this Agreement by such party and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered in the event that this Agreement is breached. Accordingly, the Company and CRM agree to the granting of specific performance of this Agreement and injunctive or other equitable relief as a remedy for any such breach, without proof of actual damages, and further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final, nonappealable order that this Agreement has been breached by either party, then the breaching party will reimburse the other party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation.

9. No Waiver.

Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10. Certain Definitions.

As used in this Agreement, (a) the term “Person” as used herein shall be interpreted broadly to include, among others, any individual, partnership, corporation, limited liability company, joint venture, group, syndicate, trust, government or agency thereof, or any other association or entity; (b) the terms “Affiliates” and “Associates” shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include persons who become Affiliates or Associates of any Person subsequent to the date hereof; (c) the term “Voting Securities” shall mean the shares of Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such Common Stock or other securities, whether or not subject to the passage of time or other contingencies; (d) the Company and CRM will be referred to herein individually as a “party” and collectively as “parties”; and (e) the term “business day” means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

11. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12. Successors and Assigns.

All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the successor and assigns of the parties hereto.

13. Third Party Beneficiaries.

Nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person or entity that is not a party hereto or a successor or permitted assign of such a party.

14. Survival of Representations.

All representations, warranties and agreements made by the parties in this Agreement or pursuant hereto shall survive the date hereof.

15. Entire Agreement; Amendments.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

16. Headings.

The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

17. Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, cable, telecopy (confirmed in writing) or telex, or by mail (registered or certified, postage prepaid, return receipt requested) to the respective parties hereto as follows:

If to the Company:

Factory Card & Party Outlet Corp

2727 Diehl Road

Naperville, Illinois 60563

Attention: Gary W. Rada, President and Chief Executive Officer

Facsimile: (630) -579-2501

with copies to:

Sonnenschein Nath & Rosenthal LLP

7800 Sears Tower

233 South Wacker Drive

Chicago, Illinois 60606-6404

Attention: Neal Aizenstein, Esq.

Facsimile: (312) 876-7934

If to CRM:

c/o Cramer Rosenthal McGlynn, LLC

520 Madison Avenue

New York, New York 10022

Attention: Steven Yadegari, Esq.

E-mail: SYadegari@crmllc.com

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

18. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without giving effect to choice of law principles thereof, that would cause the application of the laws of any other jurisdiction, provided, however, that any issue related to the duties (and compliance therewith) of any member of the Board as such shall be governed by the laws of Delaware. Nothing in this Agreement shall affect the obligation of any party to testify truthfully if called to testify under oath.

19. Submission to Jurisdiction.

Each of the parties irrevocably submits to the exclusive jurisdiction and service and venue in any federal or state court sitting in the State of New York for the purposes of any action, suit or proceeding relating to this Agreement. Each of the parties irrevocably and unconditionally waives any objections to the laying of venue of any action, suit or proceeding relating to this Agreement in any federal or state court sitting in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

20. Counterparts; Facsimile.

This Agreement may be executed in counterparts, including by facsimile, each of which shall be an original, but each of which together shall constitute one and the same Agreement.

21. Further Actions.

Upon and subject to the terms of this Agreement, each of the parties hereto agrees to use its or his reasonable best efforts to cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the matters contemplated by this Agreement.

[Next page is a signature page.]

IN WITNESS WHEREOF, each of the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.

FACTORY CARD & PARTY OUTLET CORP.

By:
Name:
Title:

CRAMER ROSENTHAL MCGLYNN, LLC

By:
Name:
Title:

CRAMER ROSENTHAL MCGLYNN, INC.

By:
Name:
Title:

Exhibit 1

Press Release

CONTACT:
Tim Benson
Factory Card & Party Outlet Corp.
630-579-2231
tbenson@factorycard.com

MONE ANATHAN TO SERVE AS NEW DIRECTOR TO FACTORY CARD & PARTY OUTLET CORP.

NAPERVILLE, IL — April 18, 2006 — Factory Card & Party Outlet Corp. (NASDAQ:FCPO) and Cramer Rosenthal McGlynn, LLC (CRM) announced today that they have reached agreement to add a director proposed by CRM to the company’s Board.

As part of the agreement, the company’s Board has agreed to elect Mone “Jim” Anathan, who served for 16 years as president of Filene’s Basement Corporation, to serve as a member of the company’s board and to re-nominate him at the 2006 annual meeting of stockholders for a term expiring in 2009. The company has also agreed to appoint Mr. Anathan as a member of the Audit Committee of the company’s Board.

Mone Anathan has extensive merchandising and retail industry experience, serving 16 years as President of Filene’s Basement Corporation, one of the country’s oldest off-price stores selling brand name and designer fashions. Mr. Anathan also served as Chairman of the Executive Committee and director of Filene’s. Mr. Anathan was a member of the board of directors of Brookstone, Inc. for approximately 17 years, in addition to serving various tenures as Chairman of its Audit Committee and a member of its Compensation Committee. Mr. Anathan also has served on the boards of trustees of Boston Advisors, Inc. and Lebenthal Funds, Inc. and on the boards of directors of Medusa Corporation and Crane Co., among others.

“We welcome Mr. Anathan to our Board and look forward to working with him to enhance long-term stockholder value,” said Chairman Richard E. George.

In addition, the company has agreed to include a proposal in the company’s 2006 proxy statement that, if approved by stockholders, would amend the company’s charter to declassify its board and provide for the annual election of all directors. If stockholders approve the declassification proposal at the 2006 annual meeting of stockholders, the entire board would stand for election each year, commencing at the 2007 annual meeting.

The agreement provides for CRM and its affiliates to vote its shares for the election of the board’s nominees for election as directors at the 2006 annual meeting of stockholders and to observe certain normal and customary standstill provisions through February 1, 2007.

Factory Card & Party Outlet (www.factorycard.com) based in Naperville, Illinois, is the largest publicly traded retail party chain in the United States. Factory Card & Party Outlet currently operates 191 company-owned retail stores in 20 states, offering a wide selection of party supplies, greeting cards, giftwrap, balloons, everyday and seasonal merchandise, and other special occasion merchandise at everyday value prices.

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, year-end adjustments and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.

In general, the results, performance or achievements of the company and its stores and the value of the company’s common stock are dependent upon a number of factors including, without limitation, the dependence on key personnel; competition, ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the company’s filings with the Securities and Exchange Commission.